================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               HESKA CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                [LOGO OF HESKA]


                               HESKA CORPORATION
                             1825 SHARP POINT DRIVE
                             FORT COLLINS, CO 80525
                                 (970) 493-7272



                                 March 23, 1998



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Heska Corporation, which will be held at 8:00 a.m. on Monday, April 27, 1998, at 1613 Prospect Parkway, Fort Collins, Colorado.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation. A copy of the Company's 1997 Annual Report to Stockholders is also enclosed.

     After reading the Proxy Statement, please complete and return your proxy as promptly as you can in order to ensure that your shares will be represented. Your cooperation is greatly appreciated. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     The Board of Directors and management look forward to seeing you at the meeting.



Sincerely,

/s/ Fred M. Schwarzer
------------------------
Fred M. Schwarzer
President and
Chief Executive Officer

                               HESKA CORPORATION


                                 ____________



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 1998



                                 ____________



To the Stockholders of Heska Corporation:

     The Annual Meeting of Stockholders of Heska Corporation, a Delaware corporation (the "Company"), will be held at 8:00 a.m. Mountain Daylight Time on Monday, April 27, 1998, at 1613 Prospect Parkway, Fort Collins, Colorado, for the following purposes:

     1. To elect two directors;

     2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

     Stockholders of record as of the close of business on March 10, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary's office, 1612 Specht Point Drive, Fort Collins, Colorado, for 10 days before the meeting.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. PROXIES WILL ALSO BE ACCEPTED BY TRANSMISSION OF A TELEGRAM, CABLEGRAM OR TELECOPY PROVIDED SUCH TRANSMISSION CONTAINS SUFFICIENT INFORMATION FROM WHICH IT CAN BE DETERMINED THAT THE TRANSMISSION WAS AUTHORIZED BY THE STOCKHOLDER. THE TRANSFER AGENT'S TELECOPY NUMBER IS 303-234-5340. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.


                              By Order of the Board of Directors

                              /s/ Deborah E. Robbins
                              ----------------------
                              Deborah E. Robbins
                              Secretary

Fort Collins, Colorado
March 23, 1998

                               HESKA CORPORATION
                                 ____________


                                PROXY STATEMENT

                                 ____________


                INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Heska Corporation, a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at 8:00 a.m. on Monday, April 27, 1998, at 1613 Prospect Parkway, Fort Collins, Colorado, and any adjournment thereof (the "Annual Meeting"). The Company's principal executive offices are located at 1825 Sharp Point Drive, Fort Collins, Colorado 80525.

     The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. All proxies returned prior to the meeting will be voted in accordance with the instruction contained therein. If no choice is specified, the shares will be voted FOR the election of the nominees for directors listed in this Proxy Statement and FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors, as described in the Notice of Annual Meeting and in this Proxy Statement and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

     Stockholders of record at the close of business on March 10, 1998 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had 24,790,393 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

     Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If a broker who is the record holder of certain shares indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of a particular matter has been obtained.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about March 23, 1998.

                                   IMPORTANT

          PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. PROXIES WILL ALSO BE ACCEPTED BY TRANSMISSION OF A TELEGRAM, CABLEGRAM OR TELECOPY PROVIDED SUCH TRANSMISSION CONTAINS SUFFICIENT INFORMATION FROM WHICH IT CAN BE DETERMINED THAT THE TRANSMISSION WAS AUTHORIZED BY THE STOCKHOLDER. THE TRANSFER AGENT'S TELECOPY NUMBER IS 303-234-5340. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.



                       PROPOSAL 1 - ELECTION OF DIRECTORS


DIRECTORS AND NOMINEES FOR DIRECTORS

     The Company's Board of Directors is divided into three classes, with one class of directors elected each year at the annual meeting of stockholders for a
three-year term of office.   Mr. Schwarzer and Dr. Tebbit serve in the class
whose term expires in 1998; Dr. Grieve and Mr. Dolan serve in the class whose term expires in 1999; and Mr. Pomroy, Dr. Stevenson and Dr. Hohnke serve in the class whose term expires in 2000. The directors of each class hold their positions until the annual meeting of stockholders at which their respective successors are elected and qualified.

     The Board of Directors proposes the election at the Annual Meeting of Mr. Schwarzer and Dr. Tebbit as directors of the Company for a term of three years, and, unless authority to vote for the nominees is withheld, it is intended that the shares represented by proxy will be voted for the election of such nominees. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, if either nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. Nominations for the Board of Directors must be made by stockholders of the Company following the procedures set forth in the Bylaws not less than 60 days nor more than 90 days prior to the scheduled date of the Annual Meeting.

     Certain biographical information of each of the nominees, and of the members of the Board of Directors continuing in office after the Annual Meeting, is set forth below:

     FRED M. SCHWARZER, age 46, is President, Chief Executive Officer and a director of the Company. Mr. Schwarzer served as the Executive Vice President responsible for the Company's strategic planning and corporate partnerships from June 1994 until he was elected to serve as President and Chief Executive Officer of the Company effective November 1994. He has been a member of the Company's Board of Directors since June 1994. From June through October 1994, Mr. Schwarzer was an employee of Charter Venture Capital and continues to hold a small limited partnership interest in Charter Ventures II, L.P. Mr. Schwarzer was the founder and a partner in the Mountain View, California law firm of General Counsel Associates from 1988 to June 1994 and, prior to founding General Counsel Associates, was a partner in the San Francisco law firm of Pillsbury Madison & Sutro LLP. He holds a J.D. degree from the University of California, Berkeley and a B.A. degree from the University of Michigan.

     ROBERT B. GRIEVE, PH.D., age 46, is Chief Scientific Officer and Vice Chairman of the Company and is a founder of the Company. Dr. Grieve was named to his current position in December 1994. He has been a member of the Company's Board of Directors since 1990. Dr. Grieve was a Professor of Parasitology at Colorado State University from 1987 until joining the Company in January 1994 as Vice President, Research and Development. In addition to his duties with the Company, Dr. Grieve is the Immediate Past President of the American Society of Parasitologists. In the past, he has served in a formal editorial capacity for the Journal of Immunology, the Journal of Parasitology and the American Journal of Veterinary Research. His professional awards and honors include the 1991 Ralston Purina Small Animal Research Award and the 1990 Henry Baldwin

Ward medal for outstanding research in Parasitology, awarded by the American Society of Parasitologists. He holds a Ph.D. degree from the University of Florida and M.S. and B.S. degrees from the University of Wyoming.

     A. BARR DOLAN, age 48, has been a director of the Company since March 1988. Mr. Dolan has been the President of Charter Venture Capital, a venture capital management firm, since 1982, a general partner of Charter Ventures since 1982 and a general partner of Charter Ventures II, L.P. since 1994. Mr. Dolan is also a director of several private companies. He holds M.S. and B.A. degrees from Cornell University, an M.A. degree from Harvard University and an M.B.A. from Stanford University.

     LYLE A. HOHNKE, PH.D., age 55, has been a director of the Company since April 1996. Dr. Hohnke is a general partner of Javelin Capital Fund, L.P., a venture capital firm, a position he has held since 1994. Dr. Hohnke was a co-founder of Diamond Animal Health, Inc. ("Diamond") and served as Chairman and CEO from 1994 until its acquisition by the Company in April 1996. From January 1991 to October 1993 he was a general partner of Heart Land Seed Capital Fund. Dr. Hohnke is also a director of Vaxcel, Inc. and several private companies. He holds Ph.D. and M.A. degrees from the University of Oregon, an M.B.A. from the Hartford Graduate Institute and a B.A. degree from Western Michigan University.

     DENIS H. POMROY, age 47, has been a director of the Company since March 1995. He is the president of Volendam Capital Advisors, Palo Alto, California, a venture capital management company, which advises on and manages investments for member companies of the Volendam investment group, including Volendam Investeringen N.V. Prior to joining Volendam Capital Advisors, Mr. Pomroy served as chief financial officer from 1989 through 1996 of Madge Networks N.V., a computer networking company and is currently a Supervisory Director of such company. Mr. Pomroy serves as a director of several other private companies, mainly in the emerging growth technology area. He holds a bachelors degree from The University of Birmingham, England and is a fellow of The Chartered Institute of Management Accountants, England.

     LYNNOR B. STEVENSON, PH.D., age 55, was a founder of Heska and has been a director of the Company since March 1988 and served as President of the Company from March 1988 to March 1992. Dr. Stevenson is currently the President and Chief Executive Officer of Cascade Oncogenics, Inc. From July 1992 to April 1997, she was Director, Technology Transfer at the University of Oregon. She holds a Ph.D. degree in biochemistry from Monash University, Australia and B.Sc. and M.Ed. degrees from the University of Melbourne, Australia.

     GUY TEBBIT, PH.D., age 48, has been a director of the Company since March 1997 when he became Novartis Produkte AG's designate on the Board of Directors of the Company. Since January 1997, Dr. Tebbit has served as Vice President, Research and Development, Regulatory Affairs and Professional Services at Novartis. From January 1995 to January 1997, he held the position of Director, Manufacturing and Regulatory Affairs at Novartis and from January 1992 to January 1995 he served as Senior Product Development Manager at Novartis. Dr. Tebbit holds a Ph.D. from Oregon State University and a B.S. degree from Northern Illinois University.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. FRED M.
       ------------------------------------------------------------------------
SCHWARZER AND DR. GUY TEBBIT AS DIRECTORS OF THE COMPANY.
--------------------------------------------------------


BOARD MEETINGS AND COMMITTEES

     The Board of Directors held 10 meetings during the year ended December 31, 1997. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.

     The Board of Directors has appointed a Compensation Committee and an Audit Committee. The Compensation Committee and Audit Committee are comprised entirely of independent directors.

     The members of the Compensation Committee during 1997 were Mr. Dolan, Dr. Hohnke and Dr. Stevenson. The Compensation Committee held 5 meetings during 1997. The Compensation Committee's functions are to make recommendations to the Board of Directors with respect to general and specific compensation policies and practices of the Company and to administer its 1997 Stock Incentive Plan and 1997 Employee Stock Purchase Plan. Mr. Schwarzer and Dr. Grieve also attend some meetings of the Compensation Committee, other than discussions relating to their own compensation, but do not vote on any matters.

     The members of the Audit Committee during 1997 were Mr. Dolan, Mr. Pomroy and Dr. Tebbit. The Audit Committee did not hold any meetings during 1997. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the auditor's examination, supervise the Company's financial and accounting organization and financial reporting, and nominate for stockholder approval at the annual meeting, with the approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.

DIRECTORS' COMPENSATION

     Directors do not receive any fees for service on the Board of Directors, but are reimbursed for their expenses for each meeting attended. Directors are eligible to participate in the Company's 1997 Stock Incentive Plan. Each new non-employee director who is elected to the Company's Board of Directors will automatically be granted as of the date of election an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. The shares subject to these options will vest in four equal installments at annual intervals over the four-year period commencing on the date of grant. In addition, each non-employee director who will continue to serve following any annual meeting of stockholders will automatically be granted an option as of the date of such meeting to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. The shares subject to these options will vest on the first anniversary of grant. No director will receive the 10,000-share grant and a 2,000-share grant in the same year.

     See "Employment Agreements" for a description of the compensation arrangements with Mr. Schwarzer and Dr. Grieve, officers of the Company who are also directors.

BOARD COMPOSITION AND VOTING AGREEMENT

     Mr. Dolan was appointed to the Company's Board of Directors in connection with initial and subsequent equity investments in the Company by Charter Ventures and Charter Ventures II, L.P. (collectively, "Charter"). Dr. Tebbit was appointed to the Board of Directors in connection with an equity investment in the Company by Novartis Produkte AG ("Novartis"). Mr. Pomroy was appointed to the Board of Directors of the Company in connection with an investment in the Company by Volendam Investeringen N.V. ("Volendam"). Dr. Hohnke was appointed to the Board of Directors of the Company in connection with the Company's April 1996 acquisition of Diamond.

     Novartis, Volendam and Charter (collectively, the "Investors") are parties to a Voting Agreement dated as of April 12, 1996 (the "Voting Agreement"), whereby each Investor agreed to vote or act with respect to all shares of the Company's voting securities now owned or subsequently acquired by such Investor such that one designee of each of Novartis, Volendam and Charter shall be elected to the Board of Directors of the Company. The Investors further agreed to vote their shares in such manner to elect as the remaining directors of the Company individuals unaffiliated with any of the Investors but who are reasonably acceptable to all of the Investors. By executing the Voting Agreement, the Company agreed to use its best efforts to cause the nominee of each of Novartis, Volendam and Charter to be elected to the Company's Board of Directors. The Voting Agreement terminates on December 31, 2005 unless prior to such date any of the Investors ceases to beneficially hold 2,000,000 shares (as adjusted for stock splits, recapitalizations and similar events) of the voting stock of the Company.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 10, 1998, as to shares of the Company's Common Stock beneficially owned by: (i) each of the Named Executive Officers listed in the Summary Compensation Table, (ii) each of the Company's directors, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.

                                                       Shares          Percentage
                                                    Beneficially      Beneficially
                                                      Owned(1)        Owned(1)(2)
                                                   -------------    --------------

Entities associated with
 Charter Ventures(2).............................     4,216,924             17.0%
 525 University Avenue, Suite 1500
 Palo Alto, CA 94301
Novartis Produkte AG.............................     3,705,389             15.0
 Klybeckstrasse A4A
 4002 Basel
 Switzerland
Volendam Investeringen, N.V......................     2,576,923             10.4
 14 John B. Gorsiraweg, P.O. Box 3889
 Curacao, Netherlands Antilles
A. Barr Dolan(3).................................     4,216,924             17.0
Robert B. Grieve, Ph.D.(4)(9)....................       374,611              1.5
Lyle A. Hohnke, Ph.D.(9).........................        96,837              0.4
Denis H. Pomroy(5)(9)............................     2,603,923             10.5
Fred M. Schwarzer(6)(9)..........................       361,906              1.5
Lynnor B. Stevenson, Ph.D.(9)....................       227,000              0.9
Guy Tebbit, Ph.D.(7).............................     3,705,389             15.0
R. Lee Seward, D.V.M.(8)(9)......................       184,083              0.7
John A. Shadduck, D.V.M., Ph.D(9)................        68,750              0.3
Giuseppe Miozzari, Ph.D.(9)......................        31,250              0.1
All directors and executive officers as a group
 (12 persons)(9)(10).............................    12,012,482             47.3

________________
*    Amount represents less than 1% of the Company's Common Stock.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to securities. Shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of March 10, 1998 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 3,385,510 shares and options to purchase 1,000 shares of Common Stock held by Charter Ventures and 829,414 shares and options to purchase 1,000 shares of Common Stock held by Charter Ventures II, L.P.
(3) Represents shares and options held by Charter Ventures and Charter Ventures II, L.P., with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein. Mr. Dolan, a director of the Company, is a general partner of each of Charter Ventures and Charter Ventures II, L.P., and may be deemed a beneficial owner of the shares held by such entities because of shared voting power with respect to such shares.

(4) Includes options to purchase 15,649 shares of Common Stock held by Dr. Grieve's wife, with respect to which Dr. Grieve disclaims beneficial ownership.
(5) Includes 2,576,923 shares held by Volendam Investeringen, N.V., with respect to which Mr. Pomroy disclaims beneficial ownership except to the extent of his proportionate interest therein, and 16,680 shares of Common Stock subject to repurchase by the Company.
(6) Includes 4,730 shares of Common Stock and options to purchase 8,218 shares of Common Stock held by Mr. Schwarzer's wife, with respect to which Mr. Schwarzer disclaims beneficial ownership, and 68,318 shares of Common Stock subject to repurchase by the Company.
(7) Represents shares held by Novartis, with respect to which Dr. Tebbit disclaims beneficial ownership.
(8) Includes 20,000 shares of Common Stock subject to repurchase by the Company.
(9) Includes an aggregate of 606,698 shares of Common Stock issuable upon exercise of stock options currently exercisable within 60 days of March 10, 1998 as follows: Dr. Grieve, 268,437; Dr. Hohnke, 10,446; Mr. Pomroy, 2,000; Mr. Schwarzer, 171,958; Dr. Stevenson, 2,000; Dr. Seward, 33,959; Mr. Van Daele, 8,323; Dr. Shadduck, 51,242; Dr. Miozzari, 31,250; and Mr. Skolout, 27,083.
(10)Includes shares held by entities referenced in footnotes 2, 5 and 7 which are affiliated with certain directors.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth compensation for services rendered in all capacities to the Company for the two fiscal years ended December 31, 1997 of
(i) the Company's Chief Executive Officer and (ii) the Company's four other most highly compensated executive officers as of December 31, 1997 (the "Named Executive Officers").

                                                                                                              Long-Term
                                                                                                             Compensation
                                                                     Annual Compensation                       Awards
                                                      ----------------------------------------------------   ----------
                                                                                                             Securities
                                               Fiscal                                     Other Annual       Underlying
Name and Principal Position                    Year    Salary($)(1)      Bonus($ )        Compensation($)    Options(#)
---------------------------------------------  ------  --------      -------------        ---------------    ----------
Fred M. Schwarzer............................    1997  $200,000                --                    --              --
 President and Chief Executive Officer           1996   200,000                --                    --         150,000

Robert B. Grieve.............................    1997   190,000                --                    --              --
 Chief Scientific Officer and Vice Chairman      1996   190,000                --                    --         150,000

R. Lee Seward................................    1997   180,000                --                    --          20,000
 Executive Vice President                        1996   180,000                --                    --              --

John A. Shadduck.............................    1997   160,000(2)             --                    --         100,000
 Executive Vice President, Operations            1996        --                --                    --              --

Giuseppe Miozzari............................    1997   144,000(3)             --                    --         100,000
 Managing Director, Heska Europe                 1996        --                --                    --              --
----------------

(1) Salary includes amounts, if any, deferred pursuant to 401(k) arrangements.
(2) Dr. Shadduck's employment with the Company commenced February 1997 and his current annual salary is $180,000.
(3) Dr. Miozzari's employment with the Company commenced in March 1997 and his current annual salary is CHF 300,000.

                                 STOCK OPTIONS

  The following tables summarize option grants to, and exercises by, the Named Executive Officers during fiscal 1997, and the value of the options held by each such person at the end of fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR



                                         Individual Grants                          Potential
                     -------------------------------------------------------------  Realizable Value at
                     Number of         Percentage of                                Assumed Annual Rates of
                     Securities        Total Options                                Stock Price Appreciation
                     Underlying         Granted to    Exercise                        for Option Term(4)
                      Options          Employees in   Price        Expiration      ------------------------
Name                 Granted(#)(1)     Fiscal Year   ($/Sh)(2)       Date(3)         5%()   $  10%($)
----                 ------------      -----------   ---------     ----------      --------    --------
Fred M. Schwarzer..            --               -- %   $    --             --       $     --    $    --
Robert B. Grieve...            --               --          --             --             --         --
R. Lee Seward......        20,000             2.25        3.00       03/15/07        120,807    227,905
John H. Shadduck...       100,000            11.23        1.20       01/27/07        344,234    619,216
Giuseppe Miozzari..       100,000            11.23        1.20       02/05/07        572,280    982,340
------------

(1) The right to exercise these stock options vests ratably on a monthly basis over a four-year period. Under the terms of the Company's stock plans, the committee designated by the Board of Directors to administer such plans retains the discretion, subject to certain limitations, to modify, extend or renew outstanding options and to reprice outstanding options. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such canceled options.
(2) The exercise price is equal to 100% of the fair market value on the date of grant as determined by the Board of Directors.
(3) The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.
(4) The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                     Securities Underlying               Value of
                                                                          Unexercised                   Unexercised
                                                                          Options at               In-the-Money Options at
                                                                      December 31, 1997(#)         December 31, 1997($)(2)
                                                                     ---------------------         -----------------------
                     Shares Acquired          Value
Name                 on Exercise(#)         Realized($)(1)       Exercisable    Unexercisable      Exercisable  Unexercisable
----                 --------------         --------------       -----------    -------------      -----------  -------------

Fred M. Schwarzer..             --                      --           141,583          131,417      $1,657,931   $1,501,259
Robert B. Grieve...             --                      --           239,375          120,625       2,850,869    1,371,431
R. Lee Seward......             --                      --            23,750           46,250         275,775      513,325
John H. Shadduck...             --                      --            42,857           77,135         499,089      862,413
Giuseppe Miozzari..             --                      --            20,833           79,167         232,913      885,087
------------

(1) These values were calculated on the basis of the fair market value of the underlying securities at the exercise date minus the applicable per share exercise price.
(2) These values were calculated on the basis of the fair market value of the Common Stock at December 31, 1997 ($12.38), minus the applicable per share exercise price.


PENSION AND LONG-TERM INCENTIVE PLANS

    The Company has no pension or long-term incentive plans.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of the Named Executive Officers. All of the agreements provide for severance payments if the individual's employment is terminated without cause, including terminations in connection with a change in control of the Company. In the case of Mr. Schwarzer and Dr. Grieve, the payments would be one year's salary plus an additional year of vesting under any stock arrangements if the termination takes place at any time on or before December 31, 1999, or six months' salary and an additional six months' vesting under any stock arrangements if the termination takes place after that date. In the case of Dr. Seward, the severance payment would be six months' salary if he is terminated without cause. In the case of Dr. Shadduck, the severance payment would be one year's salary if the termination takes place at any time prior to January 27, 2000 and six months' salary if the termination takes place after that date. In the case of Dr. Miozzari, the payments (including amounts mandated by Swiss law) would be 12 months' salary if he is terminated without cause prior to July 1, 2000, or six months' salary if he is terminated without cause after that date.

                     REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


     This report on executive compensation is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the objectives and procedures used in establishing the compensation of the Company's executive officers. Three independent directors, Mr. Dolan, Mr. Hohnke and Dr. Stevenson, serve on the Committee. In addition, Mr. Schwarzer, the Company's Chief Executive Officer (the "CEO") and Dr. Grieve, the Company's Chief Scientific Officer, occasionally attend meetings of the Committee, but are never present during discussions of their own compensation.

RESPONSIBILITIES OF THE COMMITTEE

     The Committee acts on behalf of the Board of Directors. Its responsibilities include:

     . Establishing the Company's compensation philosophy for all employees, including the CEO and other executive officers;
     .  Reviewing the performance of the CEO;
     . Determining salary levels and stock grants for the CEO and other executive officers;
     . Administering the Company's 1997 Stock Incentive Plan and Employee Stock Purchase Plan, including determining the number and type of options to be granted to employees of the Company and its subsidiaries and the terms of such grants.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Committee believes that compensation of the Company's executive officers should promote the success of the Company by attracting, retaining and motivating all employees, including executive officers, while aligning their interests with the Company's long-term and strategic interests and the interests of stockholders. Competition for skilled employees, particularly management level employees, in the Company's industry is intense and the Committee seeks to provide total compensation packages that will attract and retain superior caliber individuals, yet be consistent with the Company's financial situation and stage of development.

KEY ELEMENTS OF EXECUTIVE COMPENSATION

     Until the Company has achieved operational profitability, the Committee believes that the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in the evaluation of executive officer performance. Instead, the Committee evaluates the performance of executive officers and sets their compensation based primarily on the Company's achievement of its business objectives, such as developing and introducing products, obtaining appropriate financing, developing its intellectual property portfolio and entering into collaborations with other companies and academia. The Company also evaluates each officer's individual contribution toward the achievement of these objectives and of other individual objectives.

     Currently, the Company's compensation structure for executive officers includes a combination of base salary and stock options. The Committee expects that it will not adopt significant performance-based cash incentive plans for 1998.

     Base Salary. Salary levels are largely determined through comparisons with companies of similar headcount and market capitalizations or complexity in the biotechnology industry. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through evaluation of responsibilities and market comparisons. The Committee, on the basis of its knowledge of executive compensation in the industry, believes that the Company's salary levels for the executive officers are at a level that the Committee, at the time such salary determinations were made, considered to be reasonable and necessary given the Company's financial resources and the stage of its development. The Committee reviews performance and sets salaries for executive officers in January of each year. For the past several years, the Committee, at the request of the CEO, has determined not to increase base salaries of most of its executive officers. This lack of increases does not imply dissatisfaction with performance, but instead reflects senior management's sensitivity to the Company's cash position and need to progress toward achieving profitability. The Committee has elected to reward outstanding performance through the grant of additional stock options. The Committee will review these approaches to cash compensation in future years as the Company's financial and market position matures.

     Stock Options. The Committee believes that stock options provide excellent long-term incentives for executive officers to increase the Company's market value for the benefit of all stockholders. The Committee is responsible for determining the number and terms of options to be granted to executive officers, taking into account such factors as individual and Company performance, policies regarding cash compensation, and practices of comparable companies in the Company's industry. Options granted to executive officers have exercise prices equal to fair market value on the date of grant, vest over a four-year period, and expire ten years from the date of grant. Vesting ceases and the vested portion of options must be exercised should the executive leave the Company's employ (subject to any rights to partial acceleration of vesting upon termination without cause under employment agreements). The Committee believes that these vesting provisions help both to retain qualified employees and to motivate them to achieve long-term increases in stock value, providing continuing benefits to the Company and its stockholders beyond those in the year of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The annual salary of Fred M. Schwarzer, the Company's President and CEO, was $200,000 in 1997, the same as in the two prior fiscal years. As discussed earlier, the lack of increase in base salary does not imply dissatisfaction with performance, but instead reflects the CEO's request and senior management's sensitivity to the Company's cash position and need to progress toward achieving profitability. As with other senior management, the Committee has elected to reward outstanding performance through the grant of additional stock options. In recognition of Mr. Schwarzer's contributions in 1997, particularly in the areas of financing, new product introductions and completion of strategic acquisitions, the Committee awarded him an additional stock option in January 1998 to purchase an additional 150,000 shares of Common Stock. These options have the terms described above. Given the Company's stage of development, the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in the evaluation of Mr. Schwarzer's performance.

QUALIFYING COMPENSATION

     It is the Company's policy generally to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. The Company's 1997 Stock Incentive Plan is structured to qualify awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference and shall not otherwise be deemed filed under such Acts.

     Respectfully submitted,

     A. Barr Dolan, Chairman
     Lyle A. Hohnke, Ph.D.
     Lynnor B. Stevenson, Ph.D.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for the Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index"), assuming an investment of $100 in each on June 30, 1997, the date of the Company's initial public offering. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


COMPARISON OF CUMULATIVE TOTAL RETURN AMONG HESKA CORPORATION, THE NASDAQ STOCK
         MARKET INDEX (U.S.) AND THE NASDAQ PHARMACEUTICAL STOCK INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]


                                6/30/97         12/31/97
                                --------        --------
Heska Corporation               $ 100           $ 145.65

NASDAQ Stock Market               100             109.65
 (U.S. and Foreign)

NASDAQ Pharmaceutical Stocks      100             100.80

         PROPOSAL 2 - TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS


     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ended December 31, 1997, subject to ratification by the stockholders. Arthur Andersen LLP has audited the Company's financial statements since the Company's inception in 1988. Representatives of Arthur Andersen LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ARTHUR
     -----------------------------------------------------------------------
ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.
--------------------------------------------------


               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than November 23, 1998 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.


                            ANNUAL MEETING SUMMARY

     The Company will provide a summary of the activities, including the final vote on all proposals, of the Annual Meeting of Shareholders. The summary will be available on the Company's web site at www.heska.com approximately two weeks after the meeting. Stockholders may also obtain a copy by calling (970) 493-7272.


                                 OTHER MATTERS

     The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

                                       By Order of the Board of Directors.

                                       /s/ Deborah E. Robbins
                                       ----------------------
                                       Deborah E. Robbins
                                       Secretary

Fort Collins, Colorado
March 23, 1998

                     [Map to Heska Appears Here]

Proxy                          HESKA CORPORATION                           Proxy
                            1825 Sharp Point Drive
                         Fort Collins, Colorado 80525

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints the Board of Directors of Heska Corporation, or its designee, the undersigned's true and lawful agent and proxy with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held at 1613 Prospect Parkway, Fort Collins, Colorado on April 27, 1998, at 8:00 a.m., and at any adjournment thereof, to vote as designated below:

1.   Election of Directors - Nominees:

            Fred M. Schwarzer      FOR     WITHHOLD
                                   [_]        [_]

            Guy Tebbit             FOR     WITHHOLD
                                   [_]        [_]

2.   Ratification of Arthur Andersen LLP as independent auditors:

                  FOR          WITHHOLD          ABSTAIN
                  [_]             [_]              [_]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF INDEPENDENT AUDITORS AND AS THE BOARD OF DIRECTORS MAY DETERMINE WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

________________________________________________________________________________

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith.

                                        Dated: _________________________, 1998

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature , if held jointly

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY. THIS PROXY MAY ALSO BE TELECOPIED, PROVIDED THE TRANSMISSION CONTAINS SUFFICIENT INFORMATION FROM WHICH IT CAN BE DETERMINED THAT THE TRANSMISSION WAS AUTHORIZED BY THE STOCKHOLDER NAMED HEREIN. THE TRANSFER AGENTS TELECOPY NUMBER IS: 303-234-5340.